Exhibit 1

                             AUDIT COMMITTEE CHARTER

                                       OF

                          STANDARD CAPITAL CORPORATION
                            (a Delaware Corporation)

     Resolved that the charter and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

     overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting disclosure practices of the Company;

     Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and

     Overseeing that management has established and maintained processes to assure the compliance by the Company with all applicable laws, regulations and Company policy.

RESOLVED, that the Audit Committee shall have the following special powers and duties;

1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at request of the independent accountants;

2. Reviewing the performance of the independent accountants and making recommendation to the Board of Directors regarding the appointment or termination of the independent accountants;

3. Conferring with the independent accountants concerning the scope of their examination of the books and records of the Company; reviewing and approving the Company's internal audit charter, annual audit plans and budgets; directing the special attention of the Auditors to specific matters or areas deemed by the committee or the auditors to be of special significant; and authorizing the auditors to perform such supplement reviews or audits as the Committee may deem desirable;

4. Reviewing with the management, the independent accountants significant risks and exposures, audit activities and significant audit findings;

5. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

6. Reviewing the Company's audited annual financial statement and the independent accountants' opinion rendered with respect to such financial


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statements, including reviewing the nature and extent of any significant changes in  accounting  principles  of  the  application  therein

     7. Obtaining from the independent accountants their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and reviewing the correction of controls deemed to be deficient;

     8. Providing an independent, direct communication between the Board of Directors and the independent accountants;

     9. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

     10. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

     11. Maintaining minutes or other records of meetings and activities of the Audit Committee;

     12. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

     13. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

     14. Considering such other matters in relation to the financial affairs of the Company and its accountants, and in relation to the external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

CERTIFICATION  AS  TO  THE  AUDIT  COMMITTEE  CHARTER  FOR  THE  COMPANY

I, the undersigned, being the sole Director of the Company, do hereby certify the foregoing to be the Audit Committee Charter of the Company.


/s/  "E.  Del  Thachuk"
                                 .
----------------------------------
E.  Del  Thachuk,  Chairman